Exhibit 99.1

Zoned Properties Reports Fourth Quarter and Full-Year 2022 Financial Results

Cash Flow Provided by Operations Growth of 78% and Revenue Growth of 46% in 2022 Year over Year

National Real Estate Services Infrastructure Fuels Pipeline for New Property Investments

SCOTTSDALE, Ariz., March 28, 2023 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries, including legalized cannabis, today announced its financial results for the fourth quarter and year ended December 31, 2022.

Financial Highlights:

●	Revenues were $2.66 million for the year ended December 31, 2022, compared to revenues of $1.82 million for the year ended December 31, 2021, representing an increase of 46%.

●	Operating expenses were $2.77 million for the year ended December 31, 2022, compared to $1.78 million for the year ended December 31, 2021, representing an increase of 56%.

●	Cash provided by operating activities was $871,901 for the year ended December 31, 2022, compared to $489,257 for the year ended December 31, 2021, representing a 78% increase.

●	This is the Company’s sixth year reporting positive cash flow from operations.

●	Revenues were $607,749 for the quarter ended December 31, 2022, compared to $537,211 for the quarter ended December 31, 2021.

●	Operating expenses were $671,751 for the quarter ended December 31, 2022, compared to $535,345 for the quarter ended December 31, 2021.

●	The Company reported a net loss of $574,355 for the year ended December 31, 2022, as compared to a net loss of $165,819 for the year ended December 31, 2021.

●	The Company had cash on hand of $4.34 million as of December 31, 2022, compared to cash on hand of $842,115 as of September 30, 2022.

Management Commentary:

“Following the recent acquisition of our investment property in Michigan producing a straight-line effective cap rate of 13.5%, Zoned Properties has reached a significant inflection point in our business. We are confident that we can continue to actively invest capital in a manner that is both diligent and accretive in 2023 so that we can start scaling our one-of-a-kind commercial real estate investment model,” said Bryan McLaren, Chief Executive Officer of Zoned Properties. “The Company is constantly expanding its acquisition pipeline, and our team continues to cultivate national relationships to provide access to healthy capital, both of which will continue to fuel expansion aspirations. We believe that the aim and value proposition of Zoned Properties has never been stronger than it is today, with the Company delivering commercial real estate solutions to stakeholders in the regulated cannabis market. We are offering cannabis business owners and entrepreneurs an opportunity to discover an entry-point into the market for legal cannabis. During 2022, we were successful in expanding our executive management team and onboarding a highly skilled group of professionals to bolster our national expansion plans.”

“We believe that Zoned Properties is well positioned for strong growth and scalability as a result of the consistent, passive revenue that we derive from our property investment portfolio, as well as the clear roadmap that will allow us to expand into state-cannabis markets around the country. These opportunities for expansion are a direct result of our team’s participation in hundreds of regulated projects across the nation. We were able to provide value for these projects because we have established a real estate ecosystem that provides a comprehensive selection of commercial real estate services. We would like to thank all of our shareholders, stakeholders, customers, and partners for putting their faith in Zoned Properties, and we will continue to work hard every day to create value.”

Operational Highlights:

●	Zoned Properties has established a national network for its Commercial Real Estate Services, opening Zoned Properties Brokerage offices in Arizona, Alabama, Florida, Mississippi, and Missouri; and engaging advisory clients to provide cannabis real estate solutions across dozens of state cannabis markets.

●	In January 2022, Zoned Properties and its tenant at the Company’s Chino Valley facility completed a Fourth Amendment to its Lease Agreement, whereby the operational square footage of the property increased to 97,312 square feet and the base rent under the lease increased to $87,581 monthly or $1.05 million annually; representing a 167% increase to the annual base rent at the property. The Chino Valley tenant completed over $8.0 million in capital improvements at the property. Any additional expansion to the operational square footage at the 47 acre property will increase rent at a rate of $0.90 per square foot annually.

●	In November 2022, Zoned Properties finalized a deal at its Tempe, Arizona facility to transfer operational control and tenancy to a subsidiary of Green Dot Labs, bringing a strong, diversified tenant into its portfolio. As consideration for approving the transaction, Zoned Properties received a one-time cash payment of $300,000 and a commitment from the tenant to invest no less than $3.0 million in capital improvements at the property.

●	In December 2022, the Company secured a competitive debt facility for $4.5 million at a fixed interest rate of 7.65% over a 10-year loan term. The capital was secured as a 50% loan-to-value against its Tempe property. Zoned Properties intends to use the capital specifically for new property acquisitions to grow its Property Investment Portfolio. The Company has been cash-flow positive from operations for 6 years.

Subsequent Highlights:

●	In March 2023, Zoned Properties announced the completion of its acquisition of an investment property in Pleasant Ridge, Michigan that has been permitted to be a cannabis retail dispensary. The investment property was acquired for $4.30 million, including $1.85 million in seller financing, which allowed Zoned Properties to further leverage its capital stack at attractive rates.

●	The investment property is leased to NOXX Cannabis under a long-term, absolute-net lease agreement, which will produce a 13.5% cap rate when straight-lined over the term of the lease agreement. The lease includes 3% annual increases in base rent over the life of the lease term, yielding approximately $580,000 in annual base rental revenue when straight-lined over the life of the lease term.

●	The Company intends to deploy the remainder of its secured debt-capital into similar property acquisition transactions to continue growing its Property Investment Portfolio.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The Company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development model; the Company’s Property Technology, Advisory Services, Commercial Brokerage, and Investment Portfolio collectively cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Business Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com

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